Exhibit 99.1

N e w s   R e l e a s e

        QUICKSILVER GAS SERVICES LP
        777 West Rosedale Street
Fort Worth, TX  76104
www.kgslp.com

Quicksilver Gas Services Reports 2007 Results

FORT WORTH, TEXAS, (February 26, 2008) – Quicksilver Gas Services LP (NYSE Arca: KGS) today reported net income for the fourth quarter of 2007 of $3.2 million, as compared to net income of $1.1 million in the prior-year period.  Full-year 2007 net income of $8.3 million more than tripled from the prior-year net income of $2.4 million.

Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $8.8 million for the fourth quarter of 2007, as compared with $2.1 million in the fourth quarter of 2006.  For the year, EBITDA was $21.3 million in 2007 versus $5.5 million in 2006.

Fourth-Quarter 2007 Highlights

•	Increased adjusted gross margin, a non-GAAP measure, as a percent of revenue to 66% versus the prior-year quarter of 52%
•	Increased average gathered volumes to nearly 145 MMcf per day; up 194% versus the prior-year quarter
•	Increased average processed volumes to approximately 117 MMcf per day; up 151% versus the prior-year quarter
•	Connected 67 new wells to the gathering system
•	Connected approximately 27 miles of gathering infrastructure

“We continue to capitalize on our substantial growth in both gathering and processing volumes,” said Toby Darden, Quicksilver Gas Services president and chief executive officer.  “Increased utilization coupled with our continued focus on achieving operating efficiencies have resulted in further improvement to our adjusted gross margin.”

Capital Program

Capital expenditures for the fourth quarter of 2007 totaled $18.6 million.  Expenditures during the quarter included the connection of approximately 27 miles of gathering lines and 67 new wells to the gathering system and upgrades to the company’s processing facility.  The company now has 200 million cubic feet (MMcf) per day of processing capacity and expects an additional 125 MMcf per day of capacity to become operational during the first quarter of 2009.

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On February 14, 2008, the company paid a cash distribution for the 2007 fourth quarter of $.30 per unit.

Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the fourth-quarter 2007 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 29723076, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 and enter the conference ID number 29723076.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and adjusted gross margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statement
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; the effects of existing and future laws and governmental regulations;

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and the effects of future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 08-02

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	December 31,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$1,125	$2,797
Trade accounts receivable	882	67
Accounts receivable from parent	800	-
Prepaid expenses and other current assets	690	147
Total current assets	3,497	3,011

Properties, plant and equipment, net	273,948	130,791

Other assets	965	821
	$278,410	$134,623

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current portion of note payable to parent	$1,100	$-
Accrued additions to property, plant and equipment	23,624	6,608
Accounts payable and other	2,700	1,294
Total current liabilities	27,424	7,902

Long-term debt	5,000	-
Note payable to parent	50,569	-
Repurchase obligations to parent	82,251	-
Asset retirement obligations	2,793	503
Deferred income tax liability	173	135

Redeemable partners' capital	-	7,431

Partners' capital
Common unitholders (12,263,625 units issued and outstanding at December 31, 2007)	109,830	-
Subordinated unitholders (11,513,625 units issued and outstanding at December 31, 2007)	356	-
General partner (469,944 units issued and outstanding at December 31, 2007)	14	-
Net parent equity	-	118,652
Total partners' capital	110,200	118,652
	$278,410	$134,623

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited
	For the Three Months Ended
	December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Gathering and transportation revenue - parent	$5,477	$1,797	$15,089	$6,460
Gathering and transportation revenue	935	53	1,773	53
Gas processing revenue - parent	5,455	2,016	16,564	7,342
Gas processing revenue	1,078	63	1,990	63
Other revenue - parent	225	-	525	-
Total revenues	13,170	3,929	35,941	13,918

Expenses
Operations and maintenance - parent	3,449	1,783	11,512	7,475
General and administrative - parent	1,026	104	3,379	937
Depreciation and accretion	2,763	844	8,070	2,963
Total expenses	7,238	2,731	22,961	11,375

Operating income	5,932	1,198	12,980	2,543

Other income	87	13	236	13
Interest expense	2,707	-	4,647	-

Income before income taxes	3,312	1,211	8,569	2,556

Income tax provision	124	135	313	135

Net income	$3,188	$1,076	$8,256	$2,421

Common and subordinated unitholders’ interest in net income for the period from September 30, 2007 to December 31, 2007 and August 10, 2007 to December 31, 2007, respectively	$3,126		$4,719
Earnings per common and subordinated unit - basic	$0.13		$0.20
Earnings per common and subordinated unit - diluted	$0.13		$0.20
Weighted average number of common and subordinated units outstanding - basic	23,777		23,777
Weighted average number of common and subordinated units outstanding - diluted	23,787		23,787

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QUICKSILVER GAS SERVICES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Year Ended December 31,
	2007	2006
Operating activities:
Net income	$8,256	$2,421
Items included in net income not affecting cash
Depreciation	7,987	2,942
Accretion of asset retirement obligation	83	21
Deferred income taxes	38	135
Equity-based compensation	130	-
Amortization of debt issuance costs	88	-
Non-cash interest expense on repurchase obligations to parent	2,625	-
Non-cash interest expense on note payable to parent	1,669	-
Changes in assets and liabilities
Accounts receivable	(815)	(66)
Prepaid expenses and other current assets	(543)	(146)
Accounts receivable from parent	(5,975)	-
Accounts payable and other	1,406	1,138
Net cash provided by operating activities	14,949	6,445

Investing activities:
Additions to properties, plant and equipment	(73,797)	(77,539)
Long-term deposit	-	(821)
Net cash used in investing activities	(73,797)	(78,360)

Financing activities
Proceeds from sale of assets to parent	29,508	-
Proceeds from revolving credit facility borrowings	5,000	-
Debt issuance costs paid	(1,041)	-
Net proceeds from issuance of equity units	112,298	-
Issuance costs of equity units paid	(2,933)	-
Distribution of offering proceeds to partners	(119,806)	-
Contributions by parent	38,045	67,421
Contributions by other partners	167	7,291
Distributions to unitholders	(4,062)	-
Net cash provided by financing activities	57,176	74,712

Net increase (decrease) in cash	(1,672)	2,797

Cash at beginning of period	2,797	-

Cash at end of period	$1,125	$2,797

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QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN AND EBITDA
In thousands - Unaudited

	For the Three Months Ended
	December 31,		Year ended December 31,
	2007	2006	2007	2006

Total revenues	$13,170	$3,929	$35,941	$13,918
Operations and maintenance expense	3,449	1,783	11,512	7,475
General and administrative expense	1,026	104	3,379	937
Adjusted gross margin	8,695	2,042	21,050	5,506

Other income	87	13	236	13
EBITDA	8,782	2,055	21,286	5,519
Depreciation and accretion expense	2,763	844	8,070	2,963
Interest expense	2,707	-	4,647	-
Income tax provision	124	135	313	135
Net income	$3,188	$1,076	$8,256	$2,421

Operating Data:
Volumes gathered (MMcf)	13,310	4,521	34,995	14,263
Volumes processed (MMcf)	10,788	4,300	30,802	13,496

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